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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Baker Hughes Incorporated on Form S-8 relating to the Baker Hughes Incorporated 2002 Director & Officer Long-Term Incentive Plan of our report dated February 12, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's adoption of Statement of Financial Accounting Standards No. 142, which established new accounting and reporting standards for the recording, amortization and impairment of goodwill and other intangibles, and the adoption of Statement of Financial Accounting Standards Nos. 133, 137 and 138, which established new accounting and reporting standards for derivative instruments and hedging activities), appearing in the Annual Report on Form 10-K of Baker Hughes Incorporated for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP




Houston, Texas
March 14, 2003